Exhibit 23b
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-214425) and Form S-3 (No. 333-227662-01) of Northwest Natural Gas Company of our report dated February 26, 2021 relating to the financial statements and financial statement schedule which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Portland, Oregon
February 26, 2021